WARRANT

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF MAY 9, 2000 (THE "PURCHASE AGREEMENT"), BY AND AMONG BPC HOLDING CORPORATION, A DELAWARE CORPORATION (THE "ISSUER"), CHASE VENTURE CAPITAL ASSOCIATES, LLC AND THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, AS SUCH PURCHASE AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE PURCHASE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE PURCHASE AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. of Stock Units: 10,398                    Warrant No. CBNV-2

                                 WARRANT

             to Purchase Class B Non-Voting Common Stock of

                         BPC HOLDING CORPORATION

          THIS IS TO CERTIFY THAT THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, or its registered assigns, is entitled to purchase in whole or in part from time to time from BPC Holding Corporation, a Delaware corporation (the "ISSUER"), at any time on and after the Effective Date (as hereinafter defined), but not later than 5:00 p.m., New York time, on May 9, 2010 (the "EXPIRATION DATE"), 10,398 Stock Units (as hereinafter defined and subject to adjustment as provided herein) at a purchase price of $0.01 per Stock Unit (the "EXERCISE PRICE"), subject to the terms and conditions provided herein and in the Purchase Agreement (as hereinafter defined).

          This Warrant is issued pursuant to the Preferred Stock and Warrant Purchase Agreement dated as of May 9, 2000 (as modified and supplemented and in effect from time to time, the "PURCHASE AGREEMENT") between the Issuer, Chase Venture Capital Associates, LLC and The Northwestern Mutual Life Insurance Company.

          SECTION 1. CERTAIN DEFINITIONS. (a) Each capitalized term used herein without definition shall have the meaning assigned thereto (or incorporated by reference) in the Purchase Agreement and in the Exhibits thereto.

          (b) As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Warrant in the singular to have the same meanings when used in the plural and vice versa):

          "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is owned or controlled by, such specified Person. For purposes of this definition, (i) "control" means, with respect to any specified Person, either (x) the beneficial ownership of more than 30 percent of any class of equity securities or (y) the power to direct the management or policies of the specified Person through the ownership of voting securities, by contract, voting agreement or otherwise and
(ii) the terms "controlling", "control with" and "controlled by", etc., shall have meanings correlative to the foregoing.

          "BOARD" shall mean the Board of Directors of the Issuer.

          "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

          "CLASS B COMMON STOCK" means, the Issuer's Class B Non-Voting Common Stock, $.01 par value per share, or any other common stock or other securities receivable thereon, or into which the Class B Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or deposition of assets by, the Issuer.

          "COMMON STOCK" shall mean the Common Stock of the Issuer, of any class or series whatsoever, or any other common stock or other securities receivable thereon, or into which the Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or disposition of assets by, the Issuer.

          "CURRENT MARKET PRICE", shall mean, with respect to a share of Common Stock as of any date (a) for a period of 30 Business Days after the date of the IPO, the offering price of such Common Stock or (b) in any other case (i) the fair market value per share of such Common Stock, as reasonably determined in good faith by the Board, using an appropriate valuation method, assuming an arms-length sale to an independent party of all of the Common Stock of the Issuer, without giving regard to the lack of liquidity of such Common Stock due to any restrictions contained in the Stockholders Agreement, the Purchase Agreement or otherwise or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding which are convertible into or exchangeable for such Common Stock and the exercise of all rights and warrants (including the Warrants) then outstanding and exercisable to purchase shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, or (ii) if there shall be a public market for such Common Stock, the average of the daily market prices for each day during the 30 consecutive trading days commencing 45 Business Days before such date as of which such a price can be established in the manner set forth below. The market price for each such Business Day shall be the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted on Nasdaq, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system, or in any other case the higher bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets.

          "EFFECTIVE DATE" shall mean the date set forth on the signature page of this Warrant.

          "EXERCISE NOTICE" shall have the meaning assigned to such term in Section 2 hereof.

          "EXERCISE PRICE" shall have the meaning assigned to such term in the first paragraph of this Warrant.

          "EXPIRATION DATE" shall have the meaning assigned to such term in the first paragraph of this Warrant.

          "HOLDER" shall mean the registered holder of this Warrant.

          "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase ", without being limited to,".

          "INDEPENDENT FINANCIAL EXPERT" shall mean an investment banking firm of recognized national standing chosen by the Issuer which is not an Affiliate of Atlantic Equity Partners International II, L.P. or an Affiliate or a Stockholder of the Issuer and which is satisfactory to the holders of a majority in interest of the Warrants and the Warrant Stock.

          "IPO" shall mean the Issuer's first firm commitment underwritten public offering involving the sale of Common Stock of the Issuer, pursuant to an effective registration statement under the Securities Act.

          "ISSUER" shall have the meaning assigned to such term in the first paragraph of this Warrant.

          "PERSON" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization, cooperative, association or governmental branch, authority, agency or political subdivision thereof.

          "PURCHASE AGREEMENT" shall have the meaning assigned to such term in the second paragraph of this Warrant.

          "REGULATION Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. <section>225), or any successor regulation.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "STOCKHOLDER" shall mean any Person who directly or indirectly owns any shares of Common Stock (including Warrant Stock).

          "STOCK UNIT" shall mean one share of Class B Common Stock, as such Class B Common Stock is constituted on the date hereof, and thereafter shall mean such number of shares (including any fractional shares) of Class B Common Stock and other securities, cash or other property as shall result from the adjustments specified in Section 4 hereof.

          "WARRANT HOLDER" shall mean any Person who acquires Warrants or Warrant Stock pursuant to the provisions of the Purchase Agreement, including any transferees of Warrants or Warrant Stock.

          "WARRANT STOCK" shall mean all shares of Class B Common Stock issuable from time to time upon exercise of the Warrants.

          "WARRANTS" shall mean the warrants originally issued by the Issuer pursuant to the Purchase Agreement (of which this Warrant is one), evidencing rights to purchase up to the aggregate amount of Stock Units set forth therein, and all Warrants issued upon transfer, division, or combination of, or in substitution for, such Warrants.

          SECTION 2. EXERCISE OF WARRANT. On and after the Effective Date and until 5:00 p.m., New York time, on the Expiration Date, the Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer, at its office maintained for such purpose pursuant to Section 5.01 hereof, (a) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased (the "EXERCISE NOTICE"), (b) payment of the Exercise Price (payable as set forth below) for the number of Stock Units as to which this Warrant is being exercised, and (c) this Warrant. The Exercise Price shall be payable (a) in cash or by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to the account of the Issuer or (b) by delivery of this Warrant Certificate to the Issuer for cancellation in accordance with the following formula: in exchange for each share of Class B Common Stock issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised, such holder shall receive such number of shares of Class B Common Stock as is equal to the product of (i) the number of shares of Class B Common Stock issuable upon exercise of the Warrants being exercised at such time multiplied by (ii) a fraction, the numerator of which is the Current Market Price per share of Class B Common Stock at such time minus the Exercise Price per share of Class B Common Stock at such time, and the denominator of which is the Current Market Price per share of Class B Common Stock at such time.

          Upon receipt thereof, the Issuer shall, as promptly as practicable and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a stock certificate or certificates representing the aggregate number of shares of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

          The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Notice. Such stock certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including, to the extent permitted by law and to the extent such shares represent voting stock of the Issuer, the right to vote such shares or to consent or to receive notice as a Stockholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Stock and other securities, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

          All shares of Class B Common Stock issuable upon the exercise of this Warrant shall, upon payment therefor in accordance herewith, be duly and validly issued, fully paid and nonassessable and free and clear of any liens, charges or other encumbrances of any nature.

          The Issuer shall not be required to issue a fractional share of Class B Common Stock upon exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Issuer shall pay (at the time this Warrant is exercised for all shares of Class B Common Stock remaining subject hereto) a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Class B Common Stock on the date of exercise.

          SECTION 3. TRANSFER, DIVISION AND COMBINATION. (a) Notwithstanding anything herein to the contrary, no holder of Warrants subject to the provisions of Regulation Y shall transfer any Warrants or shares of Warrant Stock held by it, if, as a result of such transfer or the right to effect such transfer, such holder would be deemed under Regulation Y to have the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Issuer (and, for purposes of this restriction, a reasoned opinion of counsel to such holder (which is based on facts and circumstances deemed appropriate by such counsel) to the effect that such holder does not exercise such a controlling influence shall be conclusive). For the purposes of this
Section 3(a), a holder of Warrants will not be deemed to be subject to Regulation Y to the extent such holder is entitled to hold the Warrants pursuant to 12 C.F.R. <section> 225.22(c)(4).

          (b) Subject to the foregoing, this Warrant and all rights hereunder are transferable (subject to any restrictive legends hereon), in whole or in part, upon surrender of this Warrant to the Issuer, together with a written assignment of this Warrant duly executed by the Holder hereof or such holder's agent or attorney. Such written assignment shall be in the form of the Assignment Form attached as Annex B hereto. Upon such surrender the Issuer shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the original Warrant shall promptly be canceled.

          (c) This Warrant may be exchanged for other Warrants of the same series upon presentation to the Issuer, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder hereof. The Issuer shall execute and deliver a new Warrant or Warrants to the holder in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Issuer shall pay all expenses, taxes (including transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrants, including any transfer or exchange thereof.

          (d) The Issuer shall maintain books for the registration and transfer of the Warrants, and shall allow each holder of Warrants to inspect such books at such reasonable times as such holder shall request.

          SECTION 4.  ADJUSTMENTS.

          (a)  DIVIDENDS, DISTRIBUTIONS AND PURCHASES.

          (i) If at any time the Issuer shall pay any dividend or make any other distribution to holders of its Common Stock of any cash, evidence of indebtedness or other property of any nature whatsoever (other than as provided in subsections (b), (c)(i)(A) and (d)(i)(A) hereof), the Issuer shall at the same time pay or distribute to each holder of Warrants (whether or not such holder exercises such Warrants) the cash, evidence of indebtedness or other property such holder would have been entitled to receive if such holder had exercised such Warrants immediately prior to the record date for such dividend or distribution.

          (ii) If at any time the Issuer shall propose to purchase or redeem any shares of its Common Stock (other than shares of Class B or Class C Common Stock validly repurchased or redeemed, solely as permitted by the terms of the Senior Secured Note Indenture (as defined in the Amended and Restated Certificate of Incorporation), pursuant to any management equity subscription, stockholders or stock option agreement) for cash, evidence of indebtedness or other property of any nature whatsoever, the Issuer shall deliver to each holder of Warrants which are by their terms then exercisable for shares of Warrant Stock a notice of such proposed purchase or redemption, and each such holder shall, at its option, have the right to require the Issuer to at the same time purchase or redeem Warrants and shares of Warrant Stock owned by such holder, in the same proportion as the number of shares of Common Stock to be so purchased or redeemed bears to the total number of shares of Common Stock outstanding at such time, on the same terms and conditions as the proposed purchase or redemption of such other Common Stock and for the same consideration per Warrant or share of Warrant Stock, as the case may be, as is paid to the holders of such other Common Stock for each share of Common Stock so redeemed or purchased, minus, in the case of Warrants, the exercise price of the Warrants to be so purchased or redeemed.

          (b) SUBDIVISIONS AND COMBINATIONS. If at any time the Issuer shall

          (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock;

          (ii) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

          (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then immediately after the occurrence of any such event the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted so as to equal the number of shares of Warrant Stock which such holder would have been entitled to receive if such holder had exercised the Warrant immediately prior to the occurrence of such event.

          (c)  ISSUANCE OF COMMON STOCK.  In case at any time the Issuer
(i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of any class or series of Common Stock or (B) shall otherwise sell or issue any such securities and (ii) the consideration per share of Common Stock to be paid upon such issuance or subscription is less than the Current Market Price per share of Common Stock on such record date, then the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to such record date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding after giving effect to such issuance, distribution, subscription or purchase and (B) the Current Market Price per share of Common Stock determined immediately before such record date and (ii) the denominator of which shall be equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such record date and (2) the Current Market Price per share of Common Stock determined immediately before such record date and (B) the aggregate consideration to be received by the Issuer for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased. Aggregate consideration for purposes of the preceding clause (B) shall be determined as follows: In case any shares of Common Stock shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer therefor. In case any shares of Common Stock shall be issued or sold for a consideration other than cash payable to the Issuer, the consideration received therefor shall be deemed to be the fair value of such consideration as determined by the Board. In case any shares of Common Stock shall be issued in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such shares of Common Stock.

          (d) ISSUANCE OF OTHER SECURITIES, RIGHTS OR OBLIGATIONS. In case at any time the Issuer (i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase options to purchase or rights to subscribe for Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) or
(B) shall otherwise issue or sell any such options, rights or securities and (ii) the consideration per share for which Common Stock is deliverable upon exercise of such options or rights or conversion or exchange of such securities (determined by dividing (x) the total amount received or receivable by the Issuer in consideration of the issuance of or subscription for such options, rights or securities, plus the minimum aggregate amount of premiums (if any) payable to the Issuer upon such exercise, conversion or exchange, by (y) the total maximum number of shares of Common Stock necessary to effect the exercise, conversion or exchange of all such options, rights or securities) shall be less than the Current Market Price per share of Common Stock on such record date or sale or issuance date, as the case may be, then the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to such date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the total maximum number of shares of Common Stock outstanding after giving effect to the assumed exercise or conversion of all such options, rights or securities and (B) the Current Market Price per share of Common Stock determined immediately before such date and
(ii) the denominator of which shall be equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such date and (2) the Current Market Price per share of the Common Stock determined immediately before such date and (B) the aggregate consideration per share (determined as set forth in subsection
(ii)(x) and (y) above) for which Common Stock is deliverable upon exercise conversion or exchange of such options, rights or securities. Aggregate consideration for purposes of the preceding clause (B) shall be determined as follows: In case any options, rights or convertible or exchangeable securities (or options or rights with respect thereto) shall be issued or sold, or exercisable, convertible or exchangeable for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer (determined as set forth in subsection (ii)(x) and (y) above) therefor. In case any such options, rights or securities shall be issued or sold, or exercisable, convertible or exchangeable for a consideration other than cash payable to the Issuer, the consideration received therefor (determined as set forth in subsection (ii)(x) and (y) above) shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or exercisable, convertible or exchangeable in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such options, rights or securities.

          The Current Market Price per share of Common Stock shall be determined as set forth in Section 5.05 hereof.

          (e) SUPERSEDING ADJUSTMENT. If, at any time after any adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall have been made on the basis of the issuance of any options or rights, or convertible or exchangeable securities (or options or rights with respect to such securities) pursuant to subsection (d) hereof:

          (i) the options or rights shall expire prior to exercise or the right to convert or exchange any such securities shall terminate; or

          (ii) the consideration per share for which shares of Common Stock are issuable pursuant to the terms of such options or rights or convertible or exchangeable securities shall be increased or decreased, other than under or by reason of provisions designed to protect against dilution;

such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such options or rights or convertible or exchangeable securities with respect to shares of Common Stock on the basis of

               (A) treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise, conversion or exchange of such options, rights or securities as having been issued on the date or dates of such exercise, conversion or exchange and for the consideration actually received and receivable therefore, and

               (B) treating any such options, rights or securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease for the consideration per share for which shares of Common Stock are issuable upon exercise, conversion or exchange of such options, rights or securities.

To the extent called for by the foregoing provisions of this Section 4(e) on the basis aforesaid, a new adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall be made, determined using the Current Market Price used at the time of the original determination, which new adjustment shall supersede the previous adjustment so rescinded and annulled. If the exercise, conversion or exchange price provided for in any such option, right or security shall decrease at any time under or by reason of provisions designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise, conversion or exchange of any such option, right or security, the Stock Unit purchasable upon the exercise of a Warrant shall forthwith be adjusted in the manner which would have obtained had the adjustment made upon issuance of such option, right or security been made upon the basis of the issuance of (and the aggregate consideration received for) the shares of Common Stock delivered as aforesaid.

          (f) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Warrant Stock comprising a Stock
Unit:

          (i) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Issuer shall be deemed to be an issuance thereof for purposes of this Section.

          (ii) In computing adjustments under this Section, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

          (iii) If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (g) MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. If the Issuer shall merge or consolidate with another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, cash, shares of common stock or other securities of the successor or acquiring corporation, or property of any nature is to be received by or distributed to the holders of Common Stock of the Issuer, then each holder of Warrants which are by their terms then exercisable shall, at such holder's election, have the right to receive (whether or not such holder exercises such Warrants) the amount it would have been entitled to receive if such holder had exercised such Warrants immediately prior to the occurrence of such merger, consolidation or disposition of assets, net of the exercise price of such Warrants. In case of any such merger, consolidation or disposition of assets in which the foregoing election is not made, the successor or acquiring corporation (and any affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board and reasonably acceptable to the holders of a majority in interest of the Warrants) in order to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. The foregoing provisions shall similarly apply to successive mergers, consolidations and dispositions of assets.

          (h) OTHER ACTION AFFECTING COMMON STOCK. If at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections of this Section or an action taken in the ordinary course of the Issuer's business and consistent with past practice, then, unless in the reasonable opinion of the Board such action will not have a material adverse effect upon the rights of the holders of the Warrants, the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted in such manner and at such time as the Board shall in good faith determine to be equitable in the circumstances, but no such adjustment shall decrease the number of shares of Warrant Stock comprising a Stock Unit.

          (i) NOTICE OF ADJUSTMENTS. Whenever the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted pursuant to this Agreement, the Issuer shall forthwith obtain a certificate signed by a firm of independent accountants of recognized national standing selected by the Issuer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Warrant Stock comprising a Stock Unit, after giving effect to such adjustment or change. The Issuer shall promptly cause a signed copy of such certificate to be delivered to each holder of Warrants. The Issuer shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of Warrants or any prospective purchaser of Warrants designated by the registered holder hereof.

          (j) NOTICE OF CERTAIN CORPORATE ACTION. If the Issuer shall propose (i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock (or options or rights with respect thereto); (iii) to effect any reclassification of its Common Stock; (iv) to otherwise issue any Common Stock or other securities; (v) to effect any capital reorganization; (vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; or (vii) to effect the liquidation, dissolution or winding up of the Issuer, then, in each such case, the Issuer shall give to each holder of Warrants a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or rights offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Warrant Stock which will comprise a Stock Unit after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

          (k) NO ADJUSTMENT NECESSARY. Anything to the contrary herein notwithstanding, no adjustment to the number of shares of Warrant Stock comprising a Stock Unit shall be made as a result of, or in connection with, the issuance of shares of Common Stock, or options or warrants to purchase shares of Common Stock, to management at fair market value (as determined by the Board in its reasonable judgment) in an amount up to 12% of the outstanding shares of Common Stock on June 12, 1996, on a fully diluted basis.

          SECTION 5.  MISCELLANEOUS.

          5.01 OFFICE OF ISSUER. So long as any of the Warrants remains outstanding, the Issuer shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at c/o 101 Oakley Street, Evansville, Indiana 47710, unless and until the Issuer shall designate and maintain some other office for such purposes and give notice thereof to all Warrant Holders.

          5.02 NOTICES GENERALLY. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with the provisions of Section 8.6 of the Purchase Agreement.

          5.03 GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Issuer and its Stockholders. All other issues hereunder shall be governed by and construed in accordance with the procedural and substantive laws of the State of New York without regard for its conflicts of laws rules. The Issuer agrees that it may be served with process in State of New York and any action for breach of this Warrant may be prosecuted against it in the courts of that State.

          5.04 LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Class B Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the

Exercise Price or as a Stockholder of the Issuer, whether such liability is asserted by the Issuer, by any creditor of the Issuer or any other Person.

          5.05 DETERMINATION OF CURRENT MARKET PRICE PER SHARE OF COMMON STOCK. The Current Market Price per share of Common Stock shall in each instance initially be determined by the Issuer in accordance with the provisions of the definition of Current Market Price in Section 1 hereof. The Issuer shall notify the Holders of such determination. If the holders of a majority in interest of the Warrants disagree with the determination of the Issuer, the Issuer shall appoint an Independent Financial Expert to determine the Current Market Price per share of Common Stock and the determination of the Independent Financial Expert shall govern for purposes of determining the adjustment pursuant to this Section. The Issuer shall notify each holder of Warrants of the final determination of the Current Market Price per share of Common Stock. The Issuer shall pay the fees and expenses of the Independent Financial Expert.

          5.06 REGISTRATION RIGHTS. The holders of this Warrant shall be entitled to the benefit of the provisions of Article 6A and Article 6C of the Purchase Agreement with regard to the registration for sale of the Warrant Stock.

          IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated:  May 9, 2000

                              BPC HOLDING CORPORATION



                              By:  /S/ JAMES KRATOCHVIL
                              Name: James Kratochvil


                              Title: Executive Vice President,
                                     Chief Financial Officer,
                                     Treasurer and Secretary

                                                                  Annex A
                                                                       to
                                                                  Warrant

                            FORM OF EXERCISE

            (To be executed by the registered holder hereof)



          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of Stock Units of the Issuer, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant, and requests that (i) certificates and/or other instruments covering such Stock Units be issued in accordance with the instructions given below and (ii) if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Stock Units issuable hereunder be delivered to the undersigned.

Dated: __________________



                              ________________________________
                              (Signature of Registered Holder)

Instructions for issuance and
registration of Stock Units:





_______________________________
Name of Registered Holder
(please print)

Social Security or Other Identifying
Number: _________________________

Please deliver certificate to
the following address:

____________________________________
          Street

_____________________________________
     City, State and Zip Code

                                                                  Annex B
                                                                       to
                                                                  Warrant

                           FORM OF ASSIGNMENT

            (To be executed by the registered holder hereof)

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Stock Units covered thereby set forth hereinbelow unto:

                                                 Number of
NAME OF ASSIGNEE           ADDRESS               STOCK UNITS



Dated:__________________



                              ________________________________
                              (Signature of Registered Holder)



                              ________________________________
                              Name of Registered Holder
                              (Please Print)



Witness:

______________________